                                                                   Exhibit 4.11


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                         CITY OF WEIRTON, WEST VIRGINIA

                                       AND

                            WEIRTON STEEL CORPORATION


                             ----------------------

                                 LOAN AGREEMENT

                             ----------------------


                          Dated as of December __, 2001


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     The interest of the City of Weirton, West Virginia, in this Loan Agreement
(except for rights pursuant to, and amounts payable under, Sections 4.2(b), 6.2 and 7.4 hereof) has been assigned pursuant to the Indenture of Trust, dated as of the date hereof, from the City of Weirton, West Virginia, to Chase Manhattan Trust Company, National Association, as the Trustee, and is subject to the security interest of Chase Manhattan Trust Company, National Association, as the Trustee.

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

                  (This Table of Contents is not a part of the Loan Agreement and is only for convenience of reference.)

                                                                            Page

ARTICLE I  DEFINITIONS.......................................................  1
     Section 1.1.          Definition of Terms...............................  1
     Section 1.2           Incorporation of Certain Definitions by
                                Reference....................................  8

ARTICLE II  REPRESENTATIONS, COVENANTS AND WARRANTIES........................  9
     Section 2.1.          Representations, Covenants and Warranties of
                                the Issuer...................................  9

ARTICLE III  ISSUANCE OF THE BONDS........................................... 10
     Section 3.1.          Agreement to Issue Secured Series 2001 Bonds...... 10
     Section 3.2.          Investment of Moneys in the Bond Fund............. 10

ARTICLE IV  LOAN PROVISIONS.................................................. 10
     Section 4.1.          Transferred Loan Balance.......................... 10
     Section 4.2.          Repayment of Transferred Loan Balance; Payment
                               of Other Costs and Expenses; Purchase of
                               Bonds......................................... 11
     Section 4.3.          Obligations of Company Hereunder Unconditional.... 12
     Section 4.4.          Assignment to the Trustee......................... 12

ARTICLE V  SPECIAL COVENANTS................................................. 12
     Section 5.1.          Further Assurance and Corrective Instruments...... 12
     Section 5.2.          Authorized Representatives........................ 12
     Section 5.3.          Certain Tax Representations and Covenants of
                                the Issuer and the Company................... 12
     Section 5.4.          Financial Reports................................. 13
     Section 5.5.          Limitations on Liens.............................. 13
     Section 5.6.          Limitations on Sale and Leaseback Transactions.... 13
     Section 5.7.          When Company May Merge, etc....................... 14
     Section 5.8.          Impairment of Security Interest................... 14

ARTICLE VI  ASSIGNMENT, INDEMNIFICATION AND REDEMPTION....................... 14
     Section 6.1.          Assignment of Agreement........................... 14
     Section 6.2.          Release and Indemnification....................... 15
     Section 6.3.          Redemption of Bonds............................... 15

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES.................................. 16
     Section 7.1.          Events of Default Defined......................... 16
     Section 7.2.          Remedies on Default............................... 17
     Section 7.3.          No Remedy Exclusive............................... 17
     Section 7.4.          Agreement to Pay Attorneys' Fees and Expenses..... 18


                                      (i)

     Section 7.5.          No Additional Waiver Implied by one Waiver........ 18

ARTICLE VIII  PREPAYMENT OF LOAN............................................. 18
     Section 8.1.          Options to Terminate at Any Time.................. 18
     Section 8.2.          Relative Position of Options and the Indenture.... 19

ARTICLE IX  MISCELLANEOUS 19
     Section 9.1.          Term of Agreement................................. 19
     Section 9.2.          Notices........................................... 20
     Section 9.3.          Binding Effect.................................... 20
     Section 9.4.          Severability...................................... 20
     Section 9.5.          Amounts Remaining in Bond Fund.................... 20
     Section 9.6.          Amendments, Changes and Modifications............. 20
     Section 9.7.          Execution in Counterparts......................... 21
     Section 9.8.          Applicable Law.................................... 21
     Section 9.9.          Captions.......................................... 21

TESTIMONIUM...................................................................

SIGNATURES AND SEALS ........................................................


                                      (ii)

     THIS LOAN AGREEMENT, dated as of December __, 2001 is between the CITY OF WEIRTON, WEST VIRGINIA (the "Issuer"), a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia, and WEIRTON STEEL CORPORATION (the "Company"), a corporation incorporated under the laws of the State of Delaware and qualified to do business in the State of West Virginia.


                              W I T N E S S E T H :

     WHEREAS, pursuant to and in accordance with the provisions of the Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, West Virginia Code, as amended (the "Act"), by Resolution of the City Council of the Issuer, and in furtherance of the purposes of the Act, the Issuer proposes to refund its $56,300,000 Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 (the "Prior Bonds");

     WHEREAS, the Issuer proposes to finance the refunding of the Prior Bonds by the issuance of its Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2001 (referred to herein as the "Bonds" or the "Secured Series 2001 Bonds") under an indenture of trust; and

     WHEREAS, the Issuer proposes to refund the Prior Bonds by exchanging them for the Secured Series 2001 Bonds; and

     WHEREAS, the Company has agreed to enter into a deed of trust in order to provide security for the Company's obligations under this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITION OF TERMS. The following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

     "ACT" means the Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, West Virginia Code, as amended.

     "AGREEMENT" means this Loan Agreement, dated as of December __, 2001, by and between the Issuer and the Company, as the same may be amended from time to time.

     "ATTRIBUTABLE DEBT" means, with respect to any sale and leaseback transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, there shall not be deemed to be any Attributable Debt in respect of any sale and leaseback transaction if the Company or a Subsidiary would be entitled pursuant to the provisions of clauses (a) through (i) under the definition of "Permitted Liens" to issue, assume or guarantee debt secured by a mortgage upon the property involved in such transaction without equally and ratably securing the Secured Series 2001 Bonds. "Net rental payments" under any lease for any period means the sum of such rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amount required to be paid by such lessee (whether or not designated as rent or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     "AUTHORIZED INVESTMENTS" means (i) obligations of the State or the United States of America, (ii) obligations the principal of and interest on which are fully guaranteed by the State or the United States of America, (iii) obligations of any agency of the United States of America which may from time to time be legally purchased by savings banks within the State as an investment of funds belonging to them or under their control, (iv) certificates of deposit issued by, or time deposits with, any bank, trust company or national banking association having a combined capital and surplus of at least $50,000,000 (including the Trustee), (v) repurchase agreements fully collateralized by obligations of the type specified in (i) and (ii) above (including repurchase agreements with the Trustee as seller and repurchaser), (vi) commercial or finance paper of any Person other than the Company or any Related Person, rated P-1 by Moody's Investor's Services, Inc. or A-1 by Standard & Poor's Corporation, or (vii) Eurodollar deposits or other obligations with the London branches of United States or Japanese banks.

     "AUTHORIZED REPRESENTATIVE" means, in the case of the Issuer, the Mayor, the Vice-Mayor or Clerk of the Issuer; in the case of the Company, its president or any vice president, and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Issuer or the Company, as the case may be, by written certificate furnished to the Trustee, the Issuer or the Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Issuer by the Major, the Vice-Mayor or Clerk of the Issuer and (ii) the Company by its president or any vice president.

     "BOND" or "BONDS" means the Secured Series 2001 Bonds and any Bonds exchanged therefor in accordance with Section 2.09 of the Indenture.

     "BOND COUNSEL" means the firm of Steptoe & Johnson PLLC, Charleston, West Virginia, or any other attorney or firm of attorneys whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

     "BOND FUND" means the fund so designated which is created by Section 4.01 of the Indenture.

     "BONDHOLDER" or "HOLDER" or "OWNER" means the registered owner of any Bond as its name appears in the registration books of the Issuer maintained by the Trustee as Bond Registrar.

     "BOND PAYMENT DATE" means any Interest Payment Date and each date on which principal shall be payable on or with respect to any of the Secured Series 2001 Bonds according to their respective terms so long as any of the Secured Series 2001 Bonds shall be Outstanding.

     "BUSINESS DAY" means any day of the week other than a Saturday, Sunday or legal holiday in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, or a day on which banking institutions in The City of New York, New York, or the City of Pittsburgh, Pennsylvania, are authorized by law to close.

     "CAPITAL STOCK" means stock of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity in question, even though the right to do so is at the time suspended by reason of the happening of such contingency.

     "COLLATERAL" shall mean any assets of the Company constituting collateral as set forth in the Deed of Trust.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

     "COMPANY" means (i) Weirton Steel Corporation and its successors and assigns, and (ii) any surviving, resulting or transferee entity.

     "COMPANY INDENTURE" means the Indenture dated as of January __, 2002, between the Company, as issuer, and Chase Manhattan Trust Company, National Association, as trustee, relating to the issuance by the Company of its 10% Senior Secured Discount Notes due 2008, as such Indenture may be amended or supplemented from time to time.

     "CONDEMNATION" means the taking of title to, or the use of, Property, or transfer in lieu thereof, under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

     "DEBT SERVICE PAYMENT" means, with respect to any Bond Payment Date, whether any such payment shall be due at maturity or upon redemption or acceleration of the Bonds or otherwise, (i) the interest payable on each such Bond Payment Date on all Bonds then Outstanding, plus (ii) the principal, if any, payable on such Bond Payment Date on all such Bonds, plus (iii) the premium, if any, payable on such Bond Payment Date on all such Bonds.

     "DEED OF TRUST" means the Deed of Trust dated as of December __, 2001, by and between the Company and _____, as trustee, pursuant to which the Company will secure its obligations under this Agreement to the extent of the collateral described therein.

     "EVENT OF DEFAULT" or "DEFAULT" means any Event of Default under this Agreement as specified in and determined by Section 7.1 hereof.

     "EXCHANGE" means the exchange of the Secured Series 2001 Bonds for the Series 1989 Bonds contemplated by this Agreement and the Official Statement.

     "GOVERNMENT OBLIGATIONS" means direct general obligations of, or obligations the payment of the principal of and interest on which are fully guaranteed by, the United States of America which are noncallable and which at the time of investment are legal investments under the laws of the State for the money proposed to be invested therein.

     "INDEBTEDNESS" means, without duplication, (i) any liability of any entity
(A) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, or (C) in respect of capitalized lease obligations; (ii) any liability of others described in the preceding clause (i) that the entity has guaranteed or that is otherwise its legal liability; (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements (as such terms are defined in the Company Indenture); (iv) all Disqualified Stock (as such term is defined in the Company Indenture) valued at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends; and (v) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i)-(iv) above, provided that Indebtedness shall not include accounts payable (including, without limitation, accounts payable to the Company by any Subsidiary or to any such Subsidiary by the Company or any other Subsidiary, in each case, in accordance with customary industry practice) or liabilities to trade creditors of any entity arising in the ordinary course of business.

     "INDENTURE" means the Indenture of Trust, by and between the Issuer and the Trustee, dated as of December __, 2001, as the same may be amended or supplemented from time to time.

     "INDEPENDENT COUNSEL" means an attorney or firm of attorneys duly admitted to practice law before the highest court in any state of the United States of America or in the District of Columbia and not a full-time employee of the Issuer, the Company or the Trustee.

     "INTEREST PAYMENT DATE" means each date on which interest shall be payable on any of the Bonds in accordance with their terms.

     "ISSUER" means (i) City of Weirton, West Virginia, and its successors and assigns, and (ii) any public corporation or political subdivision resulting from or surviving any consolidation or merger to which the Issuer or its successors or assigns may be a party.

     "LIEN" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, including, but not limited to, a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or from a lease, consignment or bailment for security purposes.

     "OFFICIAL STATEMENT" means the Official Statement of the Issuer dated December __, 2001 relating to the Secured Series 2001 Bonds.

     "OUTSTANDING" or "BONDS OUTSTANDING" or "OUTSTANDING BONDS" means as of any date, all Secured Series 2001 Bonds theretofore authenticated and delivered by the Trustee under the Indenture, or any supplement thereto, except: (i) any Bond cancelled by the Trustee because of payment at maturity, whether at its stated maturity or upon call for redemption prior to maturity; (ii) any Bond for the payment of the principal or redemption price of and interest on which moneys or Government Obligations have been deposited with the Trustee on or prior to its date of maturity, whether at its stated maturity or upon call for redemption prior to maturity, other than as part of a defeasance of all the Bonds pursuant to
Article VI of the Indenture; (iii) any Bond deemed to be paid in accordance with
Section 6.02 of the Indenture, except that any such Bond shall be deemed Outstanding until its date of actual payment, whether at its stated maturity or upon call for redemption prior to maturity, solely for the purpose of being exchanged or reregistered; and (iv) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered or which shall have been paid pursuant to Section 2.09 of the Indenture, unless proof satisfactory to the Trustee is presented that any Bond, for which a Bond in lieu of or in substitution therefor shall have been authenticated and delivered, is held by a bona fide purchaser, as that term is defined in Article 8 of the Uniform Commercial Code of the State, as amended, in which case both the Bond so substituted and replaced and the Bond or Bonds authenticated and delivered in lieu thereof or in substitution therefor shall be deemed Outstanding.

     "PAYING AGENT" means the Trustee, acting as paying agent under the Indenture, and any additional paying agent for the Bonds appointed pursuant to
Article VIII of the Indenture, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to the Indenture.

     "PERMITTED LIENS" means:

     (a) Liens on the assets of the Company and any Subsidiary securing Indebtedness and other obligations under the Credit Facility (as such term is defined in the Company Indenture) and the Vendor Financing Programs;

     (b) Liens in favor of the Company or its Subsidiaries;

     (c) Liens on property or shares of Capital Stock of a Person existing at the time such Person is acquired by or merged with or into or consolidated with the Company or any of its Subsidiaries; provided, however, that such Liens were in existence prior to the consummation of such acquisition, merger or consolidation and do not extend to any property other than the property or shares of Capital Stock being acquired by the Company or its Subsidiaries (other than property affixed or appurtenant thereto);

     (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens to secure up to $25,000,000 of Indebtedness permitted by clause
         (a) of Section 3.9 of the Company Indenture or by clause (xi) of the "Permitted Indebtedness" definition in the Company Indenture;

     (f) Liens existing on the date of the Company Indenture;

     (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

     (h) Liens securing industrial revenue or pollution control bonds for which the Company has payment obligations; provided, however, that such Liens relate solely to the project being financed;

     (i) (i) Liens on assets subject to a sale and leaseback transaction securing Attributable Debt permitted to be incurred pursuant to Section
         3.9 of the Company Indenture, (ii) Liens in connection with a financing or sale and leaseback transaction involving or relating to the No. 9 tin tandem mill, and (iii) Liens in connection with long-term tolling or product supply agreements with respect to the use of the Collateral, provided that the terms of such agreement do not, in the good faith determination of the board of directors of the Company and taking into account any additional collateral pledged to secure Senior Secured Discount Notes, impair the value of the Collateral;

     (j) Liens (i) arising from or in connection with clause (i) of the "Permitted Indebtedness" definition in the Company Indenture or (ii) incurred to finance the acquisition of property or assets acquired by the Company or any of its Subsidiaries after the date of the Company Indenture, so long as such Lien is created within 90 days of such acquisition; provided that in either clause (i) or (ii), such Liens do not extend to any property or assets other than the property or assets acquired by the Company or its Subsidiaries;

     (k) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Company or its Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company;

     (l) Liens arising from judgments or similar awards in an amount permitted by the Credit Facility (as such term is defined in the Company Indenture);

     (m) Liens on the Company's hot strip mill effected (i) by the Deed of Trust, or (ii) by the Company in a separate deed of trust for purposes of securing the

         Company's obligations with respect to the Company's Senior Secured Discount Notes; and

     (n) Liens to secure any Refinancing Indebtedness secured by any Lien referred to in the foregoing clause (c), (e), (f), or (h); provided, however, that:

         1. such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

         2. the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (c), (e), (f), or (h) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extensions, renewal or replacement.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government, governmental agency, public benefit corporation or any political subdivision thereof.

     "PROJECT" means the pollution control equipment heretofore installed in the Company's steel manufacturing plant, located in the City of Weirton, West Virginia, financed (or refinanced) with the proceeds of the Series 1989 Bonds and presently owned by, or leased to, the Company.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "PRIOR BONDS" has the meaning set forth in the recitals to this Agreement.

     "REFINANCING INDEBTEDNESS" means any renewals, extensions, substitutions, refundings, refinancings or replacements of the Indebtedness referred to in clauses (i) through (viii) of the definition of "Permitted Indebtedness" in the Company Indenture.

     "RELATED PERSON" means any Person constituting a "related person" within the meaning ascribed to such quoted term in Section 144(a)(3) of the Code.

     "SENIOR SECURED DISCOUNT NOTES" means the 10% Senior Secured Discount Notes due 2008 in the aggregate principal amount of $___________ issued by the Company pursuant to the Company Indenture.

     "SERIES 1989 BONDS" means the Issuer's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 in the original aggregate principal amount of $56,300,000.

     "STATE" means the State of West Virginia.

     "SUBSIDIARY" means any corporation more than 50% of whose Capital Stock shall at the time be owned, directly or indirectly, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "TRANSFERRED LOAN BALANCE" has the meaning set forth in Section 4.1 of this Agreement.

     "TREASURY REGULATIONS" means, as the context requires, those regulations promulgated by the United States Treasury Department under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code of 1954, as amended, as well as any regulations promulgated thereunder.

     "TRUST ESTATE" means all Property which may from time to time be subject to the Lien of the Indenture.

     "TRUSTEE" means Chase Manhattan Trust Company, National Association and its successors as trustee under the Indenture, together with any banking institution resulting from or surviving any consolidation or merger to which it or its successors may be a party and any temporary or successor trustee at the time serving as such thereunder. "Principal Corporate Trust office" means the principal corporate trust office of the Trustee located at Pittsburgh, Pennsylvania.

     "VENDOR FINANCING PROGRAMS" means the sale and leaseback transaction of the Company's Foster-Wheeler Steam Generating Plant, including related real property and certain related energy generating equipment, the sale and leaseback transaction of the Company's general office building and research and development building located in Weirton, West Virginia, and other Indebtedness of the Company or its Subsidiaries in connection with the foregoing and related transactions with vendors of the Company as described in the Company's prospectus, dated December [ ], 2001.

     "1989 INDENTURE" means the Indenture of Trust dated as of November 1, 1989, by and between the Issuer and Pittsburgh National Bank, as trustee, relating to the Series 1989 Bonds.

     "1989 LOAN AGREEMENT" means the Loan Agreement dated as of November 1, 1989 by and between the Issuer and the Company relating to the Series 1989 Bonds.

     Section 1.2. INCORPORATION OF CERTAIN DEFINITIONS BY REFERENCE. Capitalized terms used in the Agreement and not otherwise defined herein shall have the respective meanings provided therefor in the Indenture or, in the case of Sections 5.5 and 5.6 hereof, the respective meanings provided therefor in the Company Indenture.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

     Section 2.1. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE ISSUER. The Issuer represents that:

     (a) The Issuer is a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Agreement, the Indenture and the Official Statement. The Issuer has been duly authorized to execute and deliver this Agreement.

     (b) The Series 1989 Bonds were validly issued, are currently outstanding and are not in default.

     (c) The Issuer and the Company heretofore have agreed that the Issuer would refund its Series 1989 Bonds originally issued to finance (or refinance) the cost of acquisition, construction and installation of the Project through the Exchange of the Series 1989 Bonds for the Secured Series 2001 Bonds. The aggregate principal amount of the Series 1989 Bonds presently outstanding is $56,300,000. On that basis, the Issuer agrees to refund the Series 1989 Bonds through the issuance of the Secured Series 2001 Bonds as set forth in the Indenture.

     (d) The Issuer represents that it has not pledged and covenants that it will not pledge the amounts derived from this Agreement other than to secure the Secured Series 2001 Bonds.

     Section 2.2. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY. The Company represents, covenants and warrants as follows:

     (a) The Company is a corporation duly incorporated and in good standing in the State of Delaware and is duly qualified to transact business and is in good standing in the State, is not in violation of any provision of its Certificate of Incorporation or its Bylaws, has the corporate authority to enter into this Agreement and has duly authorized the execution and delivery of this Agreement by proper corporate action.

     (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement conflicts, or will conflict, with or results, or will result, in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes, or will constitute, a default under any of the foregoing, or results, or will result, in the creation or imposition of any Lien, charge or encumbrance whatsoever upon any of the Property or assets of the Company under the terms of any instrument or agreement to which the Company is a party or by which it is bound, except for the Lien created pursuant to the Deed of Trust.

     (c) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company that could have a material adverse affect on the corporate authority of the Company to execute this Agreement or the ability of the Company to make the payments required hereunder or to otherwise comply with the Company's obligations contained herein.

     (d) At least ninety percent (90%) of the "proceeds" of each of the Series 1989 Bonds was applied to pay or to refinance qualified costs of "air or water pollution control facilities" within the meaning of Section 103(b)(4)(F) of the Internal Revenue Code of 1954, as amended, and such facilities continue to qualify as "air or water pollution control facilities" within the meaning of
Section 103(b)(4)(F) of the Internal Revenue Code of 1954, as amended.

     (e) The "average reasonably expected economic life", within the meaning of
Section 147(b) of the Code, of the facilities financed (or refinanced) with the proceeds of the Series 1989 Bonds refunded by the issuance of the Secured Series 2001 Bonds is at least [TWENTY-FIVE (25)] years as of the date hereof.


                                   ARTICLE III

                              ISSUANCE OF THE BONDS

     Section 3.1. AGREEMENT TO ISSUE SECURED SERIES 2001 BONDS. In order to refund the Series 1989 Bonds, the Issuer, concurrently with the execution of this Agreement, will issue and deliver the Secured Series 2001 Bonds in accordance with the Indenture.

     Section 3.2. INVESTMENT OF MONEYS IN THE BOND FUND. (a) Any moneys held as a part of the Bond Fund or any other fund established pursuant to the Indenture or this Agreement shall be invested or reinvested by the Trustee, to the extent permitted by law, as directed by an Authorized Representative of the Company, in Authorized Investments.

     (b) The Trustee may make any and all such Authorized Investments through its own bond department or the bond department of any bank or trust company under common control with the Trustee. All such Authorized Investments shall at all times be a part of the fund from which the moneys used to acquire such Authorized Investments shall have come, and all income and profits on such Authorized Investments shall be credited to, and losses thereon shall be charged against, such funds. Such Authorized Investments shall be made so as to mature or be subject to redemption at the option of the holder thereof on or prior to the date or dates that the Company anticipates that moneys therefrom will be required.


                                   ARTICLE IV

                                 LOAN PROVISIONS

     Section 4.1. Transferred Loan Balance. Upon the completion of the Exchange, an amount equal to the aggregate [FACE AMOUNT] [PRINCIPAL AMOUNT AT MATURITY] of the Secured

Series 2001 Bonds issued in the Exchange, i.e., $_________ shall be deemed to have been transferred from the 1989 Loan Agreement (the "Transferred Loan Balance") to this Agreement and the repayment of the Transferred Loan Balance shall be governed by the terms of this Agreement and the terms of the 1989 Loan Agreement shall be of no force and effect with respect to the Transferred Loan Balance.

     Section 4.2. Repayment of Transferred Loan Balance; Payment of Other Costs and Expenses; Purchase of Bonds. (a) The Company shall repay the Transferred Loan Balance pursuant to this Agreement as follows: on or before each Bond Payment Date, the Company shall pay to the Trustee at its Principal Corporate Trust Office on behalf of the Issuer and for deposit in the Bond Fund, an amount equal to the Debt Service Payment becoming due and payable on such Bond Payment Date.

     (b) The Company shall also pay the reasonable expenses of the Issuer related to the issuance of the Secured Series 2001 Bonds and the refunding of the Series 1989 Bonds and otherwise incurred upon the written request of an Authorized Representative of the Issuer.

     (c) The Company shall also pay to the Issuer the reasonable fees and expenses of the Trustee and any additional Paying Agents under the Indenture, such reasonable fees and expenses to be paid directly to the Trustee or any additional Paying Agents for the Trustee's or any such Paying Agents' own account as and when such fees and expenses become due and payable, and any reasonable expenses in connection with any redemption of the Bonds.

     (d) In the event the Company fails to make any of the payments required in
Section 4.2(a), the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and, to the extent permitted by law, the Company agrees to pay the same with interest thereon from the due date thereof to the date of payment.

     (e) The Company (i) shall on or before the 30th day following a Designated Event, if any (as defined in the Indenture) request the Trustee to give the notice specified in Section 3.04(b) of the Indenture and (ii) shall purchase all Secured Series 2001 Bonds tendered to it (or to an agent designated by the Company for such purpose) pursuant to Section 3.04 of the Indenture for a price equal to 101% of (a) the Accreted Value (as such term is defined in the Indenture) thereof, if such Designated Event occurs prior to January 1, 2004, or
(b) the principal amount at maturity thereof, plus accrued interest thereon to the date of purchase, if any, if the Designated Event occurs on or after January 1, 2004, and otherwise in accordance with the provisions of Section 3.04 of the Indenture. No Secured Series 2001 Bonds purchased by the Company pursuant to this subsection (e) may be remarketed by it (or by an agent designated by the Company for such purpose) unless on or prior to the date of the remarketing the Trustee shall have received (x) an opinion of Bond Counsel that the remarketing will not adversely affect the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom and (y) an official statement of the Issuer with respect to the Secured Series 2001 Bonds that are being remarketed.

     (f) Section 4.06 of the Indenture provides that moneys or Government Obligations deposited with and held by the Trustee not applied to the payment of Secured Series 2001 Bonds or interest thereon within two (2) years after the date such Bonds shall have become due shall be repaid to the Company. In the event that any Holder of a Secured Series 2001 Bond presents such Bond to the Company within 5 years after the Company has received such money from the Trustee, as described above, the Company hereby agrees to pay to such Holder the amount payable on the Bond in accordance with the applicable ,provisions of the Indenture.

     Section 4.3. OBLIGATIONS OF COMPANY HEREUNDER UNCONDITIONAL. The obligations of the Company to make the payments required in Section 4.2(a) shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee. Until such time as the principal of, premium, if any, and interest on the Secured Series 2001 Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2(a) hereof and (ii) except as provided in Article VIII hereof, will not terminate this Agreement for any reason.

     Section 4.4. ASSIGNMENT TO THE TRUSTEE. The Company hereby acknowledges that pursuant to the Indenture, the Issuer shall assign to the Trustee in order to secure payment of the Secured Series 2001 Bonds all of the Issuer's right, title and interest in (a) this Agreement (except the Issuer's rights under Sections 4.2(b), 6.2 and 7.4 hereof), and all amounts payable hereunder (except payments pursuant to Sections 4.2(b), 6.2 and 7.4 hereof) and (b) the Deed of Trust. The Company expressly consents to such assignment.


                                    ARTICLE V

                                SPECIAL COVENANTS

     Section 5.1. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. The Issuer and the Company agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto or amendments hereof and such further instruments as may reasonably be required to correct defects or omissions herein or to carry out the expressed intention of this Agreement.

     Section 5.2. AUTHORIZED REPRESENTATIVES. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Authorized Representative of the Issuer and for the Company by an Authorized Representative of the Company. Each party hereto is authorized to act on any such approval or request.

     Section 5.3. CERTAIN TAX REPRESENTATIONS AND COVENANTS OF THE ISSUER AND THE COMPANY. (a) The Issuer and the Company each represents and warrants that it has not taken or failed to take any action that could have caused interest on the Prior Bonds to be includable in the gross income of the owners thereof for Federal or state income tax purposes.

     (b) The Issuer and the Company each represents, and warrants that it has taken all action and has done all things, and covenants that it will take all action and will do all things, required to assure that (i) interest payable on the Secured Series 2001 Bonds is and will continue to be not includable in the gross income of the owners thereof for Federal income tax purposes and (ii) the Secured Series 2001 Bonds and the income therefrom are and will continue to be exempt from taxation by the State (except inheritance, estate and transfer taxes).

     (c) Notwithstanding any other provision of this Agreement, so long as any Secured Series 2001 Bonds shall be Outstanding, (i) neither the Issuer nor the Company shall use, or permit the use of, any moneys within their respective control (including, without limitation, the proceeds of any insurance or any Condemnation award with respect to the Project) which, if such use had been reasonably expected on the date of issue of such Bonds, would cause the Bonds to be "arbitrage bonds" within the meaning of such quoted term in Section 148 of the Code, and (ii) the Company will make any necessary rebate payments to the United States in order to comply with Section 148(f) of the Code.

     Section 5.4. FINANCIAL REPORTS. So long as any of the Secured Series 2001 Bonds are outstanding, the Company shall furnish or cause to be furnished to the Trustee and to any Bondholder who shall have requested the same in writing copies of all such annual or periodic statements or reports as the Company shall send to its stockholders.

     Section 5.5. LIMITATIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Company or any Subsidiary or any shares of stock or debt of any Subsidiary which owns Property, whether such Property is owned at the date of the Company Indenture or thereafter acquired, without making effective provision whereby the Secured Series 2001 Bonds (together with, if the Company shall so determine, any other debt of the Company ranking equally with the Secured Series 2001 Bonds and then existing or thereafter created) shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured; provided that the foregoing prohibition shall not apply to Liens with respect to transactions regarding the No. 9 tin tandem mill.

     Section 5.6. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

     The Company will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the board of directors of the Company) of such Property and unless the Company or such Subsidiary would be entitled under Sections 3.9 and 3.13 of the Company Indenture, to issue, assume or guarantee debt secured by a mortgage on such Property in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction; provided, however, that the foregoing prohibition does not apply to leases between the Company and a Subsidiary or between Subsidiaries or to sales and leasebacks with respect to the No. 9 tin tandem mill or sale and leaseback transactions with respect to the Company's Vendor Financing Programs.

     Section 5.7. WHEN COMPANY MAY MERGE, ETC. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

          (1) the Person is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia;

          (2) the Person assumes all the obligations of the Company hereunder and under the Deed of Trust;

          (3) after giving effect to the transaction no Event of Default exists or will exist hereunder; and

          (4) the Trustee shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that such consolidation, merger, conveyances transfer or lease will not adversely affect (i) the exclusion from gross income of the interest payable on the Secured Series 2001 Bonds for Federal income tax purposes or (ii) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Secured Series 2001 Bonds and the income therefrom.

     (b) The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Secured Series 2001 Bonds.

     Section 5.8. Impairment of Security Interest. The Company shall not and shall not permit any of its Subsidiaries to take, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral and the Company shall not grant to any person (other than the Trustee on behalf of the Holders and the trustee on behalf of the holders of the Senior Secured Discount Notes) any interest whatsoever in the Collateral other than as permitted by the Deed of Trust.


                                   ARTICLE VI

                   ASSIGNMENT, INDEMNIFICATION AND REDEMPTION

     Section 6.1. ASSIGNMENT OF AGREEMENT. This Agreement may be assigned by the Company without the necessity of obtaining the consent of either the Issuer or the Trustee, subject, however, to each of the following conditions:

     (a) No assignment shall relieve the Company from primary liability for any obligation hereunder and, in the event of any such assignment, the Company shall continue to remain primarily liable for payment of the amounts specified herein, including without limitation in Section 4.2 hereof, and for performance and observance of the other agreements herein required to be performed and observed by the Company to the same extent as though no assignment had been made;

     (b) The assignee shall assume the obligations of the Company hereunder to the extent of the interest assigned;

     (c) The Company shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of any assignment; and

     (d) The Issuer shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that the assignment will not adversely affect (i) the exclusion of the interest payable on the Secured Series 2001 Bonds from the gross income of the owners thereof for Federal income tax purposes, or (ii) the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Secured Series 2001 Bonds and the income therefrom.

     Section 6.2. RELEASE AND INDEMNIFICATION. (a) The Company shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any Person arising from any breach or default on the part of the Company in the performance of any of its obligations under this Agreement. In connection with any action or proceeding arising out of any such claim, upon notice from the Issuer or the Trustee, the Company shall pay their defense costs or the defense cost of either of them.

     (b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the undertakings required of the Issuer hereunder, the issuance of the Secured Series 2001 Bonds, the execution of the Indenture or the performance of any act requested of the Issuer by the Company, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Company shall indemnify and hold the Issuer harmless against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Company shall pay the reasonable defense costs of the Issuer in any such action or proceeding.

     (c) For purposes of this Section 6.2, the term "Issuer" shall mean the Issuer and any of its members, officers, employees, agents or representatives.

     Section 6.3. REDEMPTION OF BONDS. The Company shall have and is hereby granted the option to prepay from time to time the amounts payable under this Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Secured Series 2001 Bonds in accordance with the provisions of the Indenture. Upon the agreement of the Company to deposit moneys in the Bond Fund in an amount sufficient to redeem Bonds subject to redemption, the Issuer, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.


                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT DEFINED. (a) The following shall be "Events of Default" under this Agreement and the terms "Event of Default" and "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

          (i) failure by the Company to pay the amounts required to be paid under Section 4.2(a) or Section 4.2(e) hereof at the times specified therein;

          (ii) failure by the Company to comply with any of its other agreements herein and such default continues for sixty (60) days after notice from the Issuer, the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds;

          (iii) an event of default, as defined in any indenture or instrument evidencing or under which the Company or any Subsidiary has at the date of this Agreement or shall hereafter have outstanding at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Bonds at the time outstanding; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or such Subsidiary or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Bondholders;

          (iv) the Company pursuant to or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case; or

               (B) consents to the entry of an order for relief against it in an involuntary case; or

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case; or

               (B) appoints a Custodian of the Company for all or substantially all of its property; or

               (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days;

          (vi) an event of default under the Deed of Trust shall have occurred and be continuing beyond any applicable grace period; or

          (vii) the repudiation by the Company of any of its obligations under the Deed of Trust or the unenforceability of the Deed of Trust against the Company.

     (d) The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 7.2. REMEDIES ON DEFAULT. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, the Trustee or the Issuer with the written consent of the Trustee may take one or any combination of the following remedial steps:

     (a) By written notice to the Company, declare an amount equal to all amounts then due and payable on the Secured Series 2001 Bonds, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable, whereupon the same shall become immediately due and payable; and

     (b) Take whatever action at law or in equity that may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any covenant, agreement or undertaking of the Company under this Agreement.

     Any amounts collected pursuant to action taken under this Section 7.2 shall be deposited in the Bond Fund and applied in accordance with the provisions of the Indenture.

     Section 7.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Deed of Trust or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. The rights and remedies given the Issuer hereunder (other than the right to exercise remedies to collect amounts payable under Sections 4.2(b), 6.2 and 7.4 hereof) and under the Deed of Trust have been assigned by the Issuer to the Trustee pursuant to the Indenture, and the Trustee and the Bondholders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein and therein contained.

     Section 7.4. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fee of such attorneys and such other expenses so incurred by the Issuer.

     Section 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                  ARTICLE VIII

                               PREPAYMENT OF LOAN

     Section 8.1. OPTIONS TO TERMINATE AT ANY TIME. (a) The Company may terminate this Agreement and prepay its obligations under Section 4.2(a) hereof at any time prior to the full payment of the Secured Series 2001 Bonds (i) by paying to the Trustee (1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to redeem all the Outstanding Bonds in accordance with Section 3.01(b) of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses and (ii) by giving the Issuer notice in writing of such termination, upon the occurrence of one or more of the following events:

          (i) the Project shall have been damaged or destroyed to such extent that (1) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project cannot be reasonably restored within a period of 6 months from the date of such damage or destruction, or (2) the Company is thereby prevented or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to be prevented from carrying on its normal operation of the Project for a period of 6 months from the date of such damage or destruction; or

          (ii) title to, or the temporary use of all or substantially all, of the Project shall have been condemned by a competent authority which condemnation results or, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, is likely to result in the Company being thereby prevented from carrying on its normal operation of the Project for a period of 6 months; or

          (iii) as a result of changes in the Constitution of the United States of America or of the State or of legislative or executive action of any political subdivision thereof or of the United States of America or by final decree or judgment of any court, after the contest thereof by the Company, (1) this Agreement becomes void or unenforceable or (2) in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, (A) this Agreement becomes impossible of performance in accordance with the intent and purposes of, the parties as expressed herein or (B) unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Project; or

          (iv) a change shall have occurred in the economic availability of raw materials, manufactured products, energy sources, operating supplies or facilities necessary for the operation of the Project for the purposes for which the Project was originally constructed, or such technological or other changes shall have occurred that, in the reasonable opinion of the Company expressed in a certificate signed by an Authorized Representative of the Company, the Project is rendered uneconomic, impractical or unfeasible for the purposes for which it was originally constructed.

     (b) The Company also may terminate this Agreement and prepay its obligations under Section 4.2(a) hereof at any time prior to full payment of the Secured Series 2001 Bonds (i) by paying to the Trustee (1) an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to pay, retire and redeem all of the Outstanding Bonds in accordance with the provisions of Section 6.02 of the Indenture and (2) the expenses of redemption and the Trustee's and any additional Paying Agents' fees and expenses, and, in case of redemption, by making arrangements satisfactory to the Trustee for the giving of the required notice of redemption and (ii) by giving the Issuer notice in writing of such termination.

     Section 8.2. RELATIVE POSITION OF OPTIONS AND THE INDENTURE. The options granted to the Company in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Company is in Default hereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. TERM OF AGREEMENT. This Agreement shall remain in full force and effect from the date hereof until such time as all of the Bonds and the fees and expenses of the Issuer, the Trustee and any additional Paying Agents shall have been fully paid or provision has been made for such payments in accordance with the Indenture and satisfactory to the Issuer, the

     Trustee and any additional Paying Agents. The obligations of the Company pursuant to Sections 4.2(f), 5.3(c)(iii) and 6.2 shall survive termination of this Agreement.

     Section 9.2. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, addressed as follows: IF TO THE ISSUER, City of Weirton, West Virginia 26062, Attention: Mayor; IF TO THE COMPANY, Weirton Steel Corporation, 400 Three Springs Drive, Weirton, West Virginia 26062, Attention: President; and IF TO THE TRUSTEE, Chase Manhattan Trust Company, National Association, One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219, Attention: Institutional Trust Services. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 9.3. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee, the Bondholders and their respective successors and assigns.

     Section 9.4. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     Section 9.5. AMOUNTS REMAINING IN BOND FUND. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Secured Series 2001 Bonds (or provision for payment thereof having been made in accordance with Article VI of the Indenture) and the fees and expenses of the Trustee and any additional Paying Agents in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee as the return of an overpayment of the amounts payable hereunder.

     Section 9.6. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of Secured Series 2001 Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with Article VI of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, in accordance with the provisions of the Indenture. Notwithstanding anything contained herein or in the Indenture to the contrary, subsequent to the issuance of Secured Series 2001 Bonds and prior to their payment in full, no amendment, change or modification of this Agreement shall become effective unless and until the Trustee shall have received an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that such amendment, change or modification will not adversely affect the exclusion from gross income of the interest payable on the Secured Series 2001 Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income thereon.

     Section 9.7. EXECUTION IN COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

     Section 9.9. CAPTIONS. The captions and headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

     IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials, and the Company has caused this Agreement to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.



[SEAL]                                  CITY OF WEIRTON, WEST VIRGINIA


Attest:                                 By _____________________________________
                                                          Mayor


By ____________________________________
              City Clerk



[SEAL]                                  WEIRTON STEEL CORPORATION


Attest:                                 By _____________________________________
                                              Vice President, Chief Financial
                                                   Officer and Treasurer

By ____________________________________
                Secretary


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